SINGLE PAYMENT NOTE
                                (Nondisclosure)
                    ---------------------------------------
 THE "BANK" REFERRED TO IN THIS NOTE IS    ____ Single Disbursement Note :
T Trust Company Bank                       ___Multiple Disbursement Master Note
         Center Code:     006
                       ----------
         One Park Place, N.E.
         Atlanta, Georgia 30303             X   Multiple Disbursement Revolving
                                                Note
 ----------------------------------------
                                            (For Explanation See Reverse Side)

                                            Date:      January 1, 1995

     396 days after date, the obligor promises to pay to the order of Bank the principal sum of $ 10,000,000.00. The obligor will also pay interest upon the unpaid principal balance from date until maturity at the Note Rate specified below. Interest payment will be due on the 25th of each month and upon maturity. Should the obligor fail for any reason to pay this note in full on the maturity date or on the date of acceleration of payment, the obligor further promises to pay (a) interest on the unpaid amount from such date until the date of final payment at a Default Rate equal to the Note Rate plus 4%, and (b) a late fee equal to five percent (5%) of any amount that remains wholly or partially unpaid for more than fifteen (15) days after such amount was due and payable, not to exceed the sum of fifty dollars ($50.00). Should legal action or any attorney at law be utilized to collect any amount due hereunder, the obligor further promises to pay all costs of collection, including 15% of such unpaid amount as attorneys' fees. All amounts due hereunder may be paid at any office of Bank.

     The Note Rate hereon shall be either: 1) London Interbank Offered Rate (LIBOR), adjusted for reserves, plus 0.75% per annum, available in borrowing periods of 30,60,90 or 180 days; or 2) Trust Company Bank Secondary CD Rate, adjusted for reserves and assessment, plus 0.75% per annum, available in borrowing periods of 30, 60, 90 and 180 days.

If not stated above, the Note Rate in effect on the date this note is executed is 6 %.

     The amount of interest accruing and payable hereundershall be calculated by multiplying the principal balance outstanding each day by 1/360th of the Note Rate on such day and adding together the daily interest amounts. The principal balance of this note shall conclusively be deemed to be the unpaid principal balance appearing on the Bank's records unless such records are manifestly in error.

     As security for the payment of this and any other liability of any obligor to the holder, direct or contingent, irrespective of the nature of such liability or the time it arises, each obligor hereby grants a security interest to the holder in all property of such obligor in or coming into the possession, control or custody of the holder, or in which the holder has or hereafter acquires a lien, security interest, or other right. Upon default, holder may, without notice, immediately take possession of and then sell or otherwise dispose of the collateral, signing any necessary documents as obligor's attorney in fact, and apply the proceeds against any liability of obligor to holder. Upon demand, each obligor will furnish such additional collateral, and execute any appropriate documents related thereto, deemed necessary by the holder for its security. Each obligor further authorizes the holder, without notice, to set-off any deposit or account and apply any indebtedness due or to become due from the holder to the obligor in satisfaction of any liability described in this paragraph, whether or not matured. The holder may, without notice, transfer or register any property constituting security for this note into its or its nominee name with or without any indication of its security interest therein.

     This note shall immediately mature and become due and payable, without notice or demand, upon the filing of any petition or the commencement of any proceeding by any Debtor for relief under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt. Furthermore, this note shall, at the option of the holder, immediately mature and become due and payable, without notice or demand, upon the happening of any one or more of the following events: (1) nonpayment on the due date of any amount due hereunder;
(2) failure of any Debtor ro perform any other obligation to the holder; (3) failure of any Debtor to pay when due any amount owed another creditor under a


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written agreement calling for the payment of money; (4) the death or declaration of incompetence of any Debtor; (5) a reasonable belief on the part of the holder that any Debtor is unable to pay his obligations when due or is otherwise insolvent; (6) the filing of any petition or the commencement of any proceeding against any Debtor for relief under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debt or reorganization, or composition or extension of debt, which petition or proceeding is not dismissed within 60 days of the date of filing thereof:
7) the suspension of the transaction of the usual business of any Debtor, or the dissolution, liquidation or transfer to another party of a significant portion of the assets of any Debtor; (8) a reasonable belief on the part of the holder that any Debtor has made a false representation or warranty in connection with any loan by or other transaction with any lender, lessor or other creditor;
(9) the issuance or filing of any levy, attachment, garnishment, or lien against the property of any Debtor which is not discharged within 15 days; (10) the failure of any Debtor to satisfy immediately any final judgment, penalty or fine imposed by a court or administrative agency of any government;
(11) failure of any Debtor, after demand, to furnish financial information or to permit inspection of any books or records; (12) any other act or circumstance leading the holder to deem itself insecure.

     The failure or forbearance of the holder to exercise any right hereunder, or otherwise granted by law or another agreement, shall not affect or release the liability of any obligor, and shall not constitute a waiver of such right unless so stated by the holder in writing. The holder may enforce its rights against any Debtor or any property securing this note without enforcing its rights against any other Debtor, property, or indebtedness due or to become due to any Debtor. Each obligor agrees that the holder shall have no responsibility for the collection or protection of any property securing this note, and expressly consents that the holder may from time to time, without notice, extend the time for payment of this note, or any part thereof, waive its rights with respect to any property or indebtedness, and release any other Debtor from liability, without releasing such obligor from any liability to the holder. This note is governed by Georgia  law.

     The term "obligor" means any party or other person signing this note, whether as make, endorser or otherwise. The term "Prime Rate", if used herein, shall mean that rate of interest designated by Bank from time to time as its "Prime Rate" which rate is not necessarily the bank's best rate. Each obligor agrees to be both jointly and severally liable hereon. The term "holder" means Bank and any subsequent transferee or endorsee hereof. The term "Debtor" means any obligor or any guarantor of this note. The principal of this note will be disbursed in accordance with the disbursement provision identified above and further described in the additional provisions set forth on the reverse side hereof which are incorporated herein by this reference.

     PRESENTMENT AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY EACH OBLIGOR
ADDRESS
 4130 Faber Place; Suite 200                  NAME:  ONEITA INDUSTRIES, INC.
 Charleston, SC 29405By:                      By:    s/s  William H. Boyd
                                                     --------------------------
                                              Name:  William H. Boyd
                                              Title: Vice President
                                              By:    s/s James L. Ford
                                                     --------------------------
                                              Name:   James L. Ford
                                              Title:  Chief Financial Officer
- -------------------------
        Credit To
   January 31, 1996                                                     006
- -------------------------      ----------------------                 -------
   Maturity Date               Treasurer Check Number               Center Code
______________ ______  $_______  $_______      D.M. Westerfield      011
Account Number Renewal Increase  Reduction     Officer Name     Officer Number


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